Exhibit 10.6

CYANOGEN INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

December 24, 2014

Schedule A	-	Series A Investors
Schedule B	-	Series B Investors
Schedule C	-	Series C Investors
Schedule D	-	Schedule of Key Holders

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 24th day of December 2014, by and among Cyanogen Inc., a Delaware corporation (the “Company”), each of the holders of Shares of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) listed on Schedule A hereto (the “Series A Investors”), each of the holders of Shares of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”) listed on Schedule B hereto (the “Series B Investors”), each of the holders of Shares of the Company’s Series C Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock,” and together with the Series A Preferred Stock and Series B Preferred Stock, the “Preferred Stock”) listed on Schedule C hereto (the “Series C Investors,” and together with the Series A Investors and the Series B Investors, the “Investors”) and each of the stockholders listed on Schedule D hereto, each of whom is referred to herein as a “Key Holder” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, the Company, the Key Holders, the Series A Investors and the Series B Investors are party to that certain Amended and Restated Investors’ Rights Agreement dated as of November 22, 2013 (the “Prior Rights Agreement”) and desire to amend and restate the Prior Voting Agreement in accordance with Section 6.6 thereof;

WHEREAS, the Company and the Series C Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Series C Investors have agreed to purchase shares of Series C Preferred Stock; and

WHEREAS, the obligations of the Company and the Series C Investors under the Purchase Agreement are conditioned on, among other things, the execution and delivery of this Agreement by the parties hereto.

WHEREAS, the Company, the Series A Investors, the Key Holders, and the Series C Investors desire to enter into this Agreement in order to amend, restate, and replace the agreements and understandings of the parties under the Prior Rights Agreement with the agreements and understandings set forth in this Agreement.

NOW, THEREFORE, the Company, the Key Holders and the Investors agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

1.3 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the Company’s line of business, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 10% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor.

1.4 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8 “FOIA Party” means a Person that, in the determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.9 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.12 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.13 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.14 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.15 “Key Employee” means any executive-level employee of the Company.

1.16 “Key Holder Registrable Securities” means (i) the 12,000,000 shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.17 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.18 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 “Preferred Director Approval” means the approval of each of the Series A Director or the Series B Director (as such terms are defined in the Restated Certificate).

1.21 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1, 2.10 and 6.6, and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.22 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.23 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.24 “SEC” means the Securities and Exchange Commission.

1.25 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.26 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.27 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.28 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.29 “Special Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least the number of shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) equivalent to, based on the price at which each such share was originally purchased by the Investor, an aggregate investment of $15,000,000.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to 180 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements not to exceed $25,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.8 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.10 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the IPO, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall only apply to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.11 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (i) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”), in which the consideration received by the Investors is in the form of cash and/or marketable securities;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the fifth anniversary of the Qualified Public Offering (as defined in the Restated Certificate).

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Special Investor, provided that the Board of Directors has not reasonably determined that such Special Investor is a competitor of the Company (provided that no Special Investor that is a venture capital firm shall be deemed a competitor solely as a result of its investment in other companies):

(a) as soon as practicable, but in any event within one-hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements to be prepared in accordance with generally accepted accounting principles (“GAAP”) (provided that the Board of Directors (including the Preferred Director Approval) may waive the requirement that such financial statements be prepared in accordance with GAAP) and audited and certified by independent public accountants of nationally recognized standing selected by the Company, provided that no such audit shall be required for fiscal year 2014;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year- end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), provided that the Board of Directors (including the Preferred Director Approval) may waive the requirement that such financial statements be prepared in accordance with GAAP;

(c) Upon request of a Special Investor as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), provided that the Board of Directors (including the Preferred Director Approval) may waive the requirement that such financial statements be prepared in accordance with GAAP;

(d) as soon as practicable, but in any event forty-five (45) days before the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition of the Company as any Special Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information, or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Special Investor (provided that the Board of Directors has not reasonably determined that such Special Investor is a competitor of the Company (provided that no Special Investor that is a venture capital firm shall be deemed a competitor solely as a result of its investment in other companies)), at such Special Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Special Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights. As long as PI International Holdings LLC (“PI”) owns not less than twenty-five percent percent (25%) of the shares of the Series C Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of PI, who shall initially be Sandesh Patnam, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company (provided that PI shall not be deemed a competitor, or to have a conflict of interest, solely as a result of its investment in other companies, except for any such company that could be reasonably be viewed as a direct competitor of the Company). In the event Mr. Patnam shall cease to serve as the designated representative of PI to attend all meetings of the Board of Directors in a nonvoting observer capacity, subject to the reasonable approval of the Board of Directors, PI may designate another representative to serve in such capacity.

3.4 Termination of Information and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified Public Offering, as such term is defined in the Restated Certificate, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, in which the consideration received by the Investors is in the form of cash and/or marketable securities, whichever event occurs first.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; provided that (x) the Investor provides such prospective purchaser's identity to the Company prior to any disclosure of confidential information and (y) the Board of Directors confirms in writing that it has not reasonably determined that such prospective purchaser is a competitor of the Company; (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner: (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, and (y) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof).

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock issued in the IPO; (iii) the issuance of shares of Series C Preferred Stock to Additional Purchasers pursuant to Subsection 1.3 of the Purchase Agreement; and (iv) the issuance of securities that, with unanimous approval of the Company’s Board of Directors, are not offered to any existing stockholder of the Company.

4.2 Termination. The covenants set forth in Subsection 4 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, in which the consideration received by the Investors is in the form of cash and/or marketable securities, whichever event occurs first.

5. Additional Covenants.

5.1 Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form approved by the Board of Directors.

5.2 Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock, and there shall be no provision for acceleration of vesting.

5.3 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Series C Preferred Stock issued pursuant to the Purchase Agreement, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.4 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.5 Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.4, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedules A, B, C or D (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Buddy Arnheim, 3150 Porter Drive, Palo Alto, CA 94304-1212 and if notice is given to Stockholders, a copy shall also be given to Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, CA 94304, Attn: Armando Castro.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series C Preferred Stock after the date hereof, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the State of California, County of San Mateo, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the laws of the State of Delaware, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.12 Fees and Expenses. Subject to Section 6.11, if any action at law or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Acknowledgement. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CYANOGEN INC.

By:	/s/ Kirt McMaster
Kirt McMaster-
Chief Executive

Officer’s Address:
516 High Street
Palo Alto, CA 94301

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Steven Kondik

By:	/s/ Steven Kondik

Address: 20182 110th Pl SE
Kent, WA 98031

Kirt McMaster

By:	/s/ Kirt McMaster
Address: 3003 Olin Avenue, #1 l 7
San Jose, CA 95128

Tom Moss

By:	/s/ Tom Moss
Address: 94 Pepper Drive
Los Altos, CA 94022

Koushik Dutta

By:	/s/ Koushik Dutta
Address: 2929 1st Avenue 600
Seattle, WA 98121

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

PURCHASER:

PI INTERNATIONAL HOLDINGS LLC

By:	/s/ Rejesh Ramaiah
Name:	Rajesh Ramaiah
Title:	Authorized Signatory

Address:

455 N. Whisman Road, Suite 100
Mountain View, CA 94043

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

ANDREESSEN HOROWITZ FUND III, L.P.
for itself and as nominee for Andreessen Horowitz Fund III-A, L.P.,
Andreessen Horowitz Fund III-B, L.P. and Andreessen Horowitz Fund III-Q, L.P.

By:	AH Equity Partners III, L.L.C.
Its general partner

By:	/s/ Ben Horowitz
Name:	Ben Horowitz
Title:	Managing Member

Address:

2865 Sand Hill Road Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

BENCHMARK CAPITAL PARTNERS VI, L.P.
as nominee for
Benchmark Capital Partners VI, L.P., Benchmark Founders' Fund VI, L.P., Benchmark Founders' Fund VI-B, L.P. and related individuals

By:	Benchmark Capital Management Co. VI,
L.L.C., its general partner

By:	/s/ Mitch Lasky
Managing Member

Address:

2965 Woodside Road
Woodside, CA 94062

BENCHMARK CAPITAL PARTNERS VII, L.P.
as nominee for
Benchmark Capital Partners VII, L.P., Benchmark Founders' Fund VII, L.P., Benchmark Founders' Fund VII-B, L.P.

By:	Benchmark Capital Management Co. VI,
L.L.C., its general partner

By:	/s/ Mitch Lasky
Managing Member

Address:

2965 Woodside Road
Woodside, CA 94062

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPH F LIMITED

By:	/s/ Martin Lau
Name:	Lau Chiping Martin
Title:	Authorized Representative

Address:

c/o Tencent Holdings Limited Level 29, Three Pacific Place No. 1 Queen's Road East Wanchai, Hong Kong
Attn:	Richard Pu

With a copy to:

Tencent Building
Kejizhongyi Avenue, Hi-tech Park Nanshan District, Shenzhen, 518057
P.R. China
Attn:	Bill Zhan

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Redpoint Ventures IV, L.P., by its General Partner
Redpoint Ventures IV, LLC

Redpoint Ventures IV, LLC, as nominee

By:	/s/ Scott C. Raney
Scott C. Raney, Managing Director

Address:

3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Aviv Nevo

/s/ Aviv Nevo

Address:

301 Arizona Avenue
Suite 310
Santa Monica, CA 90401

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN HERING, TRUSTEE
THE JOHN HERING LIVING TRUST

By:	/s/ John Hering
Trustee

Address:
401 Harrison St #3903
San Francisco, CA 94105

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROSEHEARTY INVESTMENTS LLC

By:	/s/ Clare Sweeney
Name:	Clare Sweeney
Title:	Secretary

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INDEX VENTURES VII (JERSEY), L.P

By: its Managing General Partner:
Index Venture Associates VII Limited

/s/ Nigel Greenwood
Nigel Greenwood
Director

Address:
Index Venture Associates VII Limited
No 1 Seaton Place
St Helier
Jersey JE4 8YJ
Channel Islands
Attention: Danielle Cox
Tel +44 (0) 1534 605749
Fax +44 (0) 1534 605605

INDEX VENTURES VII PARALLEL
ENTREPRENEUR FUND (JERSEY), L.P.

By: its Managing General Partner:
Index Venture Associates VII Limited

/s/ Nigel Greenwood
Nigel Greenwood
Director

Address:
Index Venture Associates VII Limited
No 1 Seaton Place
St Helier
Jersey JE4 8YJ
Channel Islands
Attention: Danielle Cox
Tel +44 (0) 1534 605749
Fax +44 (0) 1534 605605

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YUCCA (JERSEY) SLP

By: Elian Employee Services Limited as
Authorised Signatory of Yucca (Jersey) SLP in
its capacity as administrator of the Index Co-
Investment Scheme

/s/ Elian Employment Benefit Services Limited
Authorised Signatory – Elian Employment Benefit
Services Limited

Address:

44 Esplanade
St Helier
Jersey JE4 9WG
Channel Islands
Facsimile +44 (0) 1534 504444
Attention: Sarah Earles

With copies to:
Index Venture Management S.A.
2 rue de Jargonnant
1207 Geneva
Switzerland
Fax +41 22 737 0099
Attention: Andre Dubois

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TWITTER, INC.

By:	/s/ Richard Costolo
Name:	Richard Costolo
Title:	Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Telefonica Open Future, S.L.U.

/s/ Ana Segurado Escudero
By:	Ana Segurado Escudero
Title:	Director

/s/ Diego Colchero Paetz
By:	Diego Colchero Paetz
Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QUALCOMM Incorporated

By:	/s/ Adam Schwenker
Name:	Adam Schwenker
Title:	Vice-President and Legal Counsel

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SALESFORCE.COM, INC.

By:	/s/ John Somorjai
Name:	John Somorjai
EVP, Corporate Development and
Salesforce Ventures

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AI Value Holdings, LLC

By Access Industries Management, LLC, its manager

By:	/s/ Peter L. Thoren
Name:	Peter L. Thoren
Title:	Executive Vice President

By:	/s/ Richard B. Storey
Name:	Richard B. Storey
Title:	Executive Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BRYON EQUITIES CAPITAL LTD.

By:	/s/ Lo, Tsung Kuei
Name:	Lo, Tsung Kuei
Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SANTANDER FINTECH LIMITED

By:	/s/ Richard Brown
Name:	Richard Brown
Title:	Investment Director
For and on behalf of Santander Fintech Limited

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PAUL SHUSTAK

By:	/s/ Paul Shustak

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

(If an Entity)

/s/ Nautilus Venture Partners, Fund I
Entity

By:	/s/ Connie Sheng
Name:	Connie Sheng
Title:	Managing Director

Address:

14904 Sobey Rd
Saratoga, CA 95070

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

(If an Entity)

/s/ Rosy Ace Limited
Entity

By:	/s/ Peter Pan
Name:	Peter Pan
Title:	Director

Address:

No. 4, Mingsheng Street
Tucheng Dist., New Taipei City
23679, Taiwan

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

(If an Entity)

FOXTEQ HOLDINGS INC.
Entity

By:	/s/ Yu Huang, Chiu-Lian
Name:	Yu Huang, Chiu-Lian
Title:	Director

Address:

No. 2, Ziyou Street, Tucheng District
New Taipei City, 23678
Taiwan

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT CYANOGEN INC.

SCHEDULE A

SERIES A INVESTORS

Name and Address	Shares of Series A Preferred Stock Held

Benchmark Capital Partners VII, L.P. 2965 Woodside Road Woodside, CA 94062	8,038,585

Redpoint Ventures IV, L.P. 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	1,710,826

Redpoint Associates IV, LLC 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	43,847

TWB Investment Partnership II, L.P. 1201 Third Street, Floor 49 Seattle, WA 98101	73,078

Terry K. Quan, P.C. 1239 Fernside Drive La Cañada Flintridge, CA 91011	14,615

White Malula LLC 2131 22nd Street Santa Monica, CA 90405	14,615

Jean-Paul Colaco Trust 223 13th Place Manhattan Beach, CA 90266	73,078

Felix Anthony 233 14th Avenue E, Apt. 107 Seattle, WA 98112	58,462

Michael Lee 480 Cowper Street, Suite 280 Palo Alto, CA 94301	58,462

William Flora 615 17th Avenue E Seattle, WA 98112	14,615

Name and Address	Shares of Series A Preferred Stock Held

Daniel Pepper 2530 56th Avenue SW Seattle, WA 98116	14,615

Eric Braff 2530 56th Avenue SW Seattle, WA 98116	14,615

Mark Gibson 1826 E. Howell Street Seattle, WA 98122	14,615

Robert Lee 883 46th Avenue San Francisco, CA 94121	14,615

SCHEDULE B

SERIES B INVESTORS

Name and Address	Shares of Series B Preferred Stock Held

Andreessen Horowitz Fund III, L.P. 2865 Sand Hill Road, Suite 101	4,947,110
Menlo Park, CA 94025
Attn: Shawn Conway
Email: shawn@a16z.com

Benchmark Capital Partners VII, L.P. 2965 Woodside Road	692,418
Woodside, CA 94062
Attn: Mitch Lasky
Email: mitch@benchmark.com

Redpoint Ventures IV, L.P. 3000 Sand Hill Road	560,196
Building 2, Suite 290
Menlo Park, CA 94025
Attn: Scott Raney
Email: sraney@redpoint.com

Redpoint Associates IV, LLC 3000 Sand Hill Road	14,364
Building 2, Suite 290
Menlo Park, CA 94025
Attn: Scott Raney
Email: sraney@redpoint.com

Name and Address	Shares of Series B Preferred Stock Held

OPH F Limited, a BVI Company	324,110
c/o Tencent Holdings Limited
Level 29, Three Pacific Place
No. 1 Queen’s Road East
Wanchai, Hong Kong
Attn: Richard Pu
Email: richardpu@tencent.com.hk

With a copy to:

Tencent Building
Kejizhongyi Avenue, Hi-tech Park
Nanshan District, Shenzhen, 518057
P.R. China
Attn: Bill Zhan
Email: bill@tencent.com

TWB Investment Partnership II, L.P.	11,786
1201 Third Street, Floor 49
Seattle, WA 98101
Email: barnheim@perkinscoie.com

Terry K. Quan, P.C. 1239 Fernside Drive	2,210

La Cañada Flintridge, CA 91011
Email: terry@foundationllp.com

Paul Shustak	2,210
120 S. Sycamore Avenue
Los Angeles, CA 90036
Email: paulshu@yahoo.com

Donald Whitlatch	1,474
501 Mystic Way
Laguna Beach, CA 92651
Email: whitco@cox.net

David J. Kondik II and Mandy E. Kondik, as	1,474
joint tenants
259 Scenery Drive
Weirton, WV 26062
Email: mandykondik@hotmail.com

Name and Address	Shares of Series B Preferred Stock Held

David J. Kondik and Joann R. Kondik 248 Scenery Drive Weirton, WV 26062 Email: jdkondik@hotmail.com	1,474

Jose T. Suro 3155 Frontera Way, #312 Burlingame, CA 94010 Email: jt1suro@hotmail.com	1,474

Wayne Woods 6670 Ambrosia Lane #522 Carlsbad, CA 92011 wws2000@aol.com	737

Eric Wise 3445 Redwood Avenue Los Angeles, CA 90066 Email: ewise@isbx.com	1,474

Paul Wimmers 949 Lake Street Venice, CA 90291 Email: paulwimmers@hotmail.com	737

Sheldon McMaster 74 Moxham Drive Sydney, Nova Scotia CANADA B1S 2A1 Email: sheldonmcmaster@hotmail.com	1,474

HoangYen T Nguyen 3003 Olin Ave Unit #117 San Jose CA 95128 Email: yenhoang712@gmail.com	1,474

Aileen Taylor 187 Somme SW Calgary, Alberta Canada T2T 5J8 Email: aileenmarie@shaw.ca	1,474

SCHEDULE C

SERIES C INVESTORS

Name and Address	Shares of Series C Preferred Stock Held

PI International Holdings LLC 455 N. Whisman Road, Suite 100 Mountain View, CA 94043 Attn: Rajesh Ramaiah and Shruti Chandrasekhar Email: rajesh@premjiinvest.com; shruti@premjiinvest.com	1,582,950

Andreessen Horowitz Fund III, L.P. 2865 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Attn: Shawn Conway Email: shawn@a16z.com	287,718

Benchmark Capital Partners VI, L.P. 2965 Woodside Road Woodside, CA 94062 Attn: Mitch Lasky Email: mitch@benchmark.com	290,162

Benchmark Capital Partners VII, L.P. 2965 Woodside Road Woodside, CA 94062 Attn: Mitch Lasky Email: mitch@benchmark.com	217,622

OPH F Limited, a BVI Company c/o Tencent Holdings Limited Level 29, Three Pacific Place No. 1 Queen’s Road East Wanchai, Hong Kong Attn: Richard Pu Email: richardpu@tencent.com.hk	18,850

With a copy to:

Tencent Building Kejizhongyi Avenue, Hi-tech Park Nanshan District, Shenzhen, 518057 P.R. China Attn: Bill Zhan Email: bill@tencent.com

Name and Address	Shares of Series C Preferred Stock Held

Redpoint Ventures IV, L.P. 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025 Attn: Scott Raney Email: sraney@redpoint.com	132,033

Redpoint Associates IV, LLC 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025 Attn: Scott Raney Email: sraney@redpoint.com	3,385

Aviv Nevo 301 Arizona Avenue, Suite 310 Santa Monica, CA 90401 Attn: Aviv Nevo Tel: 310-393-0934 Email: vivi@nvinvestinc.com Email: office@nvinvestinc.com	63,318

John Hering, Trustee of the John Hering Living Trust 401 Harrision Street, #3903 San Francisco, CA 94105 Attn: John Hering, Trustee Email: john.hering@lookout.com	6,332

Rosehearty Investments LLC 1211 Avenue of the Americas, 8th floor New York, NY 10036 Attn: Paula M. Wardynski Email: paulaw@21cf.com	316,590

Index Ventures VII (Jersey), L.P. c/o Index Venture Associates VII Limited No 1 Seaton Place St Helier Jersey JE4 8YJ Channel Islands Attn: Danielle Cox Tel: +44 (0) 1534 605749 Fax + 44 (0) 1534 605605	152,150

Name and Address	Shares of Series C Preferred Stock Held

Index Ventures VII Parallel Entrepreneur Fund (Jersey), L.P.	3,770
Index Venture Associates VII Limited No 1 Seaton Place St Helier Jersey JE4 8YJ Channel Islands Attn: Danielle Cox Tel: +44 (0) 1534 605749 Fax + 44 (0) 1534 605605

YUCCA (JERSEY) SLP 44 Esplanade St Helier Jersey JE4 9WG Channel Islands Facsimile +44 (0) 1534 504444 Attn: Hollie Benec'h	2,375

With copies to:

Index Venture Management S.A. 2 rue de Jargonnant 1207 Geneva Switzerland Fax: +41 22 737 0099 Attn: Andre Dubois

Twitter, Inc. 1355 Market Street, Suite 900 San Francisco, CA 94103 Attn: Mike Gupta, Senior Vice President	126,636

with copies to:

Attn: General Counsel twitterventures@twitter.com

QUALCOMM Incorporated 5775 Morehouse Drive San Diego, CA 92121 Attn: Adam Schwenker Email: aschwenker@qualcomm.com	316,590

Name and Address	Shares of Series C Preferred Stock Held

Salesforce.com, Inc. The Landmark @ One Market St., Suite 300 San Francisco, CA 94105 Attn: John Somorjai, EVP Corporate Development Email: jsomorjai@salesforce.com	316,590

AI Value Holdings, LLC c/o Access Industries, Inc. 730 Fifth Avenue, 20th Floor New York, NY 10019 Attn: Jared Fertman Email: jfertman@accind.com	443,226

Telefónica Open Future, S.L.U. Ronda de la Comunicación s/n Distrito Telefónica, Edificio Oeste 2 28049 Madrid, Spain Attn: Ana Segurado Escudero Email: ana.seguradoescudero@telefonica.com Attn: Diego Colchero Paetz Email: dcolchero@telefonica.com	158,295

Bryon Equities Capital Ltd. Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands	316,590

Notice to be provided to:

Roderick Purwana Chairman Office Sinarmas Land Plaza, Tower 2, Level 33 Jl. MH.Thamrin 51, Kav. 22, Jakarta Pusat 10350, Indonesia Email: roderick.purwana@sinarmas-agri.com

Santander Fintech Limited 2 Triton Square London NW1 3AN United Kingdom Email: ants.secretariat@santander.co.uk Attn: Company Secretary	158,295

Paul Shustak 120 S. Sycamore Avenue Los Angeles, CA 90036 Email: paulshu@yahoo.com	1,583

Name and Address	Shares of Series C Preferred Stock Held

Nautilus Venture Partners, Fund I 14906 Sobey Road Saratoga, CA 95070 Attn: Connie Sheng Email: connie@nautilusvp.com	25,328

Rosy Ace Limited No. 4, Minsheng Street, Tucheng District New Taipei City 23679 Taiwan Attn: Francis C.H. Chen Email: francis.ch.chen@foxconn.com	189,954

FOXTEQ HOLDINGS INC. No. 2, Ziyou Street, Tucheng District New Taipei City 23678 Taiwan Attn: Francis C.H. Chen Email: francis.ch.chen@foxconn.com	126,636

SCHEDULE D

KEY HOLDERS

Kirt McMaster
3003 Olin Avenue, #117 San Jose, CA 95128 Email: kirt@cyngn.com

Steven Kondik 20182 110th P1 SE Kent, WA 98031
Email: steve@cyngn.com

Koushik Dutta
2929 1st Avenue 600
Seattle, WA 98121
Email: koush@koushikdutta.com

Tom Moss
97 Pepper Drive
Los Altos, CA 94022
Email: droid24601@gmail.com